EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:    Heather Bockstruck, 312.565.5282
hbockstruck@fhlbc.com

FHLBank Chicago Announces Q1 2026 Financial Highlights

Chicago – April 21, 2026 – The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced its preliminary and unaudited financial results for the first quarter of 2026.

“In the first quarter, FHLBank Chicago continued to serve as a stable and reliable source of liquidity for our members,” said Michael Ericson, president and chief executive officer. “Amid ongoing market uncertainty, our disciplined balance sheet management and strong capital levels enabled us to meet increased member demand while supporting their efforts to finance housing and community development across our district.”

First Quarter 2026 Financial Highlights
•Net income increased to $165 million, compared to $158 million for the first quarter of 2025, primarily driven by higher noninterest income, largely due to gains on derivatives and hedging activities and instruments held under the fair value option. This increase was partially offset by losses on trading securities.
•Total assets increased to $142.3 billion, up from $141.2 billion at December 31, 2025, reflecting growth in advances activity, mostly offset by a reduction in the liquidity portfolio.
•Advances outstanding rose to $65.4 billion, compared to $61.1 billion at December 31, 2025, driven by increased borrowings from depository institutions and insurance company members.
•Mortgage loans held for portfolio through the Mortgage Partnership Finance® (MPF®) Program increased to $14.9 billion, compared to $14.7 billion at December 31, 2025, as acquisition volume outpaced principal paydowns.

Housing and Community Development
•Statutory Affordable Housing Program (AHP) Assessments: FHLBank Chicago commits 10% of its income before assessments to support the affordable housing and community development needs of communities served by its members as required by statute. As of March 31, 2026, FHLBank Chicago added $18 million to its AHP pool of funds.
•Voluntary Housing and Community Development Contributions: In addition to its statutory AHP assessments, the Board of Directors may elect to make voluntary contributions to the AHP or other housing and community investment activities to increase funding available to members. Through the first quarter of 2026, FHLBank Chicago contributed $10 million in community investment grants and subsidies supporting its Community Advance product, as recognized in noninterest expense.

For more financial details, please refer to the Condensed Statements of Income and Statements of Condition below. The Form 10-Q for the quarter ending March 31, 2026, is expected to be filed with the Securities and Exchange Commission (SEC) next month.

EXHIBIT 99.1

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	March 31, 2026	December 31, 2025	Change
Cash and due from banks, interest-bearing deposits, federal funds sold, and securities purchased under agreements to resell	$26,509	$30,363	(13)%
Investment debt securities	34,762	34,244	2%
Advances	65,448	61,145	7%
MPF Loans held in portfolio, net of allowance for credit losses	14,883	14,731	1%
Other	679	719	(6)%
Assets	$142,281	$141,202	1%

Consolidated obligation discount notes	$38,447	$53,179	(28)%
Consolidated obligation bonds	91,382	76,295	20%
Other	2,608	2,273	15%
Liabilities	132,437	131,747	1%
Capital stock	3,881	3,573	9%
Retained earnings	5,750	5,664	2%
Accumulated other comprehensive income (loss)	213	218	(2)%
Capital	9,844	9,455	4%
Total liabilities and capital	$142,281	$141,202	1%

Member standby letters of credit - off-balance sheet	$12,181	$12,874	(5)%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	Three months ended March 31,
	2026	2025	Change
Interest income	$1,493	$1,488	—%
Interest expense	(1,259)	(1,252)	1%
Net interest income	234	236	(1)%
Reversal of (provision for) credit losses	—	1	(100)%
Net interest income after reversal of (provision for) credit losses	234	237	(1)%
Noninterest income (loss)	31	19	63%
Noninterest expense	(82)	(80)	3%
Income before assessments	183	176	4%
Affordable Housing Program assessment	(18)	(18)	—%
Net income	$165	$158	4%

Average interest-earning assets	$146,702	$127,060	15%
Net interest income yield on average interest-earning assets	0.64%	0.74%	(0.10)%

EXHIBIT 99.1

About the Federal Home Loan Bank of Chicago
FHLBank Chicago is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with a focus on providing solutions that support the housing and community development needs of members’ customers. FHLBank Chicago is a self-capitalizing cooperative, owned by its Illinois and Wisconsin members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. To learn more about FHLBank Chicago, please visit fhlbc.com.

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events (including geopolitical conflicts); changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock); FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

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